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                                                                       EXHIBIT 5

                      [CMS ENERGY CORPORATION LETTERHEAD]



                                 June 21, 2000





Panhandle Eastern Pipe Line Company
5444 Westheimer Road
Houston, Texas 77056-5306

Ladies and Gentlemen:

     I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation ("CMS Energy"), and have acted as special counsel to Panhandle Eastern Pipe Line Company ("Panhandle"), an indirect wholly owned subsidiary of CMS Energy, in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by Panhandle with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $100 million of 8.25% Senior Notes Due 2010, Series B (the "Exchange Notes"). The Exchange Notes will be issued under the Indenture dated as of March 27, 1999 between Panhandle and Bank One Trust Company, National Association, successor to, NBD Bank, as trustee (the "Trustee"), as previously supplemented and further supplemented by a Second Supplemental Indenture dated as of March 27, 2000 (the "Indenture"). The Exchange Notes are being exchanged for all of the outstanding $100 million of 8.25% Senior Notes Due 2010, Series A issued by Panhandle (collectively, the "Notes") pursuant to an Exchange Offer. Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

         In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

         Based on the foregoing it is my opinion that:

         1. Panhandle is duly incorporated and validly existing under the laws of the State of Delaware.




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         2.    Panhandle has the corporate power and authority to authorize and deliver the Exchange Notes pursuant to the Indenture.

         3. The Exchange Notes will be legally issued and binding obligations of Panhandle (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the Indenture shall have been qualified under the Trust Indenture Act; (ii) an appropriate prospectus with respect to the Exchange Notes shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; and (iii) the Exchange Notes shall be duly authenticated by the Trustee and the Exchange Notes shall have been delivered to those holders of Notes in exchange for such Notes pursuant to the Exchange Offer.

         For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to Panhandle and that such laws will be the only laws applicable to Panhandle.

         I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the Exchange Notes.

         I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to Panhandle's Registration Statement relating to the Exchange Notes and to all references to me included in or made apart of the Registration Statement.

                                                 Very truly yours,



                                                 /s/ Michael D. Van Hemert